Scaling for Sustainable Growth Q2 2024 EARNINGS CONFERENCE CALL July 23, 2024

Q2 2024Herc Holdings Inc. NYSE: HRI 2 Herc Rentals Team and Agenda Agenda Safe Harbor Q2 2024 Overview Q2 Operations Review Q2 Financial Review 2024 Outlook Q&A Larry Silber President & Chief Executive Officer Aaron Birnbaum Senior Vice President & Chief Operating Officer Mark Humphrey Senior Vice President & Chief Financial Officer Leslie Hunziker Senior Vice President Investor Relations, Communications & Sustainability

Q2 2024Herc Holdings Inc. NYSE: HRI 3 Safe Harbor Statements and Non-GAAP Financial Measures Forward-Looking Statements This presentation includes forward-looking statements as that term is defined by the federal securities laws, including statements concerning our business plans and strategy, projected profitability, performance or cash flows, future capital expenditures, our growth strategy, including our ability to grow organically and through M&A, anticipated financing needs, business trends, our capital allocation strategy, liquidity and capital management, exploring strategic alternatives for Cinelease, including the timing of the review process, the outcome of the process and the costs and benefits of the process, and other information that is not historical information. Forward looking statements are generally identified by the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," "looks," and future or conditional verbs, such as "will," "should," "could" or "may," as well as variations of such words or similar expressions. All forward- looking statements are based upon our current expectations and various assumptions and, there can be no assurance that our current expectations will be achieved. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on the risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and in our other SEC filings. We undertake no obligation to update or revise forward- looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. Information Regarding Non-GAAP Financial Measures In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this presentation that is not calculated according to GAAP (“non-GAAP”), such as adjusted net income, adjusted earnings per diluted share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, REBITDA, REBITDA margin, REBITDA flow-through and free cash flow. Additionally, certain results are presented excluding the Cinelease studio entertainment business. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the appendix that accompanies this presentation.

Second Quarter 2024: Delivering on Growth Strategies

Strategies to Accelerate ROIC and Increase Shareholder Returns:

Grow the Core

Expand Specialty

Elevate Technology

Allocate Capital

Execute at Highest Level

Optimize branch network for fleet / operating efficiencies at scale
- Completed 2 acquisitions—10 locations; opened 7 greenfield locations

Enhance fleet mix
- Expanded OEC specialty fleet YoY

Support customers' efficiency goals through data and telematics
- Advanced our industry leading digital capabilities: ProControl Next Gen™

Prioritize Capital and Invest Responsibly
- Continued disciplined investments in fleet and strategic M&A
- Declared regular dividend

Lead through continuous improvement with E3OS
- Standardized processes
- Committed to superior customer experiences

HercRentals® Herc Holdings Inc. NYSE: HRI

Q2 2024 | 4

Q2 2024Herc Holdings Inc. NYSE: HRI 5 First Half 2024: Financial Performance 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 21 2. The company’s ROIC metric uses after-tax operating income for the trailing 12 months divided by average stockholders’ equity, debt and deferred taxes, net of average cash. To mitigate the volatility related to fluctuations in the company’s tax rate from period to period, the U.S. federal corporate statutory tax rate of 21% was used to calculate after-tax operating income. Equipment Rental Revenue $715 $848 $1,132 $1,356 $1,484 2020 2021 2022 2023 2024 9% $ in millions Total Revenues $804 $944 $1,208 $1,542 $1,652 2020 2021 2022 2023 2024 Adjusted EBITDA¹ $297 $391 $521 $660 $699 2020 2021 2022 2023 2024 7% 6% $ in millions $ in millions Earnings Per Diluted Share $2.64 $4.30 $4.93 $4.75 Adjusted EBITDA Margin¹ 36.9% 41.5% 43.1% 42.8% 42.3% 2020 2021 2022 2023 2024 5.7% 7.7% 10.1% 10.5% 9.7% 2020 2021 2022 2023 2024 ROIC2 2020 2021 2022 2023 2024 ($0.06)

Q2 2024Herc Holdings Inc. NYSE: HRI 6 Second Half 2024 Outlook Full Year 2024 guidance reaffirmed, results expected to be back-half weighted Revenue • Historically local/national demand accelerates into peak season through October ◦ Now expect same-store local-market growth for FY:24 to be low-single digit, down from previous forecast of mid- single digit growth YoY • Acquisitions and greenfield openings in 1H:24 should continue to offset slower growth in local markets in 2H:24 • Existing mega projects ramp up • New mega projects kicking off ◦ Capturing 10-15% of total mega project activity, as planned Adjusted EBITDA • Anticipate returning to REBITDA flow-through range of ~50% for 2H:24 ◦ Higher expenses for freight in second quarter not expected to repeat in 2H:24 ◦ Incremental benefit in 2H:24 from second-quarter adjustments to operating cost structure ◦ Fleet efficiency turned positive in June, expected to remain favorable Net Fleet Capex • Continue disciplined investments in fleet • Beginning to onboard growth fleet for accelerating mega project work and pick up in seasonal activity • FY net capex guide reaffirmed, preserving optionality as acquired fleet is absorbed and 3Q:24 market demand firms

Q2 2024Herc Holdings Inc. NYSE: HRI 7 Operations Review Aaron Birnbaum Senior Vice President and Chief Operating Officer

Q2 2024Herc Holdings Inc. NYSE: HRI 8 Focusing on Safety Q2 2024: Continuing focus on Perfect Days • All branches reported > 97% Perfect Days • Perfect Days are those with no: • OSHA reportable incidents • At-fault moving vehicle accidents • DOT violations Total Recordable Incident Rate is 0.72 — favorable to industry standard of 1.0 Proven safety record is a must-have for customers Herc's Safety Program is integrated into all acquisitions

Q2 2024Herc Holdings Inc. NYSE: HRI 9 Scaling for Sustainable Growth Expanding Through Acquisitions and Greenfields Adding locations increases density and share in urban markets • 428 locations at June 30, 2024, +15% YoY Targeting Top 100 metropolitan markets • Q2: 2 acquisitions - 10 locations; 7 greenfield locations • YTD: 6 acquisitions - 21 locations; 11 greenfield locations ◦ Invested $290 million through June 30, 2024 on M&A • Q3 to date: 1 acquisition - 4 locations in Top 25 markets Synergized multiple opportunity 3.5x - 4.5x through cross selling adjacent product lines, fleet efficiencies and rate improvement Strategic M&A Opportunity ~$500 million per year Pipeline of acquisition opportunities remains strong

Q2 2024Herc Holdings Inc. NYSE: HRI 10 Optimizing Fleet Mix and Lifecycle Performance 1. Original equipment cost based on ARA guidelines. 2. End fleet as of June 30, 2024 $348 $400 $274 $196$167 $344 2023 2024 Q1 Q2 Q3 Q4 Fleet Expenditures at OEC1 $ in millions $144 $186 $309 $174$150 $139 2023 2024 Q1 Q2 Q3 Q4 Fleet Disposals at OEC1 $ in millions 23% 25% 11% 19% 22% • Q2 24 net fleet investment $9M lower YoY ◦ On-rent priority: 2023 carryover fleet ◦ 25% fewer dispositions at OEC, as planned • Q2 24 disposals generated proceeds of ~48% of OEC • Average age of disposals was 90 months in Q2 24 • Average fleet age of 47 months at June 30, 2024 $6.7 billion at OEC1,2 Fleet Composition Specialty Aerial Earthmoving Material Handling Other

Q2 2024Herc Holdings Inc. NYSE: HRI 11 Delivering Growth and Resiliency through Diversification Q2 Local vs. National Mix 44% 56% NationalQ2 Revenue by Customer1 35% 27% 16%13% 9% Local Commercial Facilities Contractors Infrastructure & Government Other Industrial • Local account revenue increased due to acquisitions and greenfields, and a focus on growth markets • National account revenue continues to benefit from general growth and mega project activity ◦ Vertical sales strategy provides for end-market expertise and creates more diverse revenue mix ◦ Project pipeline remains strong; still in early innings of federal-funding opportunities • Long-term, balanced target of 60% local / 40% national accounts 1. Refer to our 10-K for description of industries related to each customer classification.

Capitalizing on Growth Trends Across Diverse Customer and Project Base

Contractors (35%)

- Electrical
- General Contractors
- Mechanical
- Remediation & Environmental
- Residential
- ***Restoration***
- ***Specialty Contractors***

Industrial (27%)

- Agriculture
- Chemical Processing
- Industrial Manufacturing
- Metals & Minerals
- Oil & Gas Production
- Oil & Gas Pipeline
- Oil & Gas Refineries
- Pharmaceutical
- Power
- Pulp. Paper & Wood
- Shipbuilding/Yards
- ***Aerospace***
- ***Alternative***
- ***Automotive/EV***
- ***Energy/ Renewables***
- ***Food & Beverage***

Infrastructure & Gov. Direct (16%)

- Airports
- Bridge
- Federal Government
- Local & State Government
- Military Base
- Prisons
- Railroad & Mass Transportation
- Streets, Road &Highway
- Sewer & Waste Disposal
- Water Supply & Distribution
- ***Utilities***

Commercial Facilities (13%)

- Banks
- Casinos
- Hospitality (hotel & motel)
- Parking Garages
- Religious Building
- Retail Facilities
- ***Commercial Warehousing***
- ***Education***
- ***Facility Maintenance***
- ***Healthcare***
- ***Data Centers***

Other (9%)

- Sporting Events
- Theater
- TV, Film & Radio
- Homeowners
- ***Live Events***

Herc Rentals is Well Positioned with Current Trending Opportunities

EV/Battery | **Chip Plants** | **Data Centers** | **Renewables** | **Utilities** | **Healthcare** | **Infrastructure** | **LNG Plant**

Pipeline of new construction and maintenance projects offers wide spectrum of growth opportunities

New verticals since 2016 in **bold**.

HercRentals®
Herc Holdings Inc. NYSE: HRI
Q2 2024 | 12

Financial Review Mark Humphrey Senior Vice President and Chief Financial Officer

Q2 2024Herc Holdings Inc. NYSE: HRI 14 Q2 2024 Financial Results 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 21 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies 3. Based on ARA guidelines Three Months Ended June 30, Six Months Ended June 30, $ in millions, except per share data 2024 2023 2024 vs 2023 % Change 2024 2023 2024 vs 2023 % Change Equipment Rental Revenue $765 $702 9.0% $1,484 $1,356 9.4% Total Revenues $848 $802 5.7% $1,652 $1,542 7.1% Net Income $70 $76 (7.9)% $135 $143 (5.6)% Earnings Per Diluted Share $2.46 $2.66 (7.5)% $4.75 $4.93 (3.7)% Adjusted Net Income1 $74 $77 (3.9)% $141 $146 (3.4)% Adjusted Earnings Per Diluted Share1 $2.60 $2.69 (3.3)% $4.96 $5.03 (1.4)% Adjusted EBITDA1 $360 $352 2.3% $699 $660 5.9% Adjusted EBITDA Margin1 42.5% 43.9% (140) bps 42.3% 42.8% (50) bps REBITDA1,2 $336 $322 4.3% $649 $602 7.8% REBITDA Margin1,2 43.5% 45.4% (190) bps 43.3% 43.9% (60) bps REBITDA YoY Flow-Through1,2 21.9% 48.5% (2660) bps 36.4% 45.1% (870) bps Average Fleet3 (YoY) 7.7% 24.5% 8.9% 26.8% Pricing3 (YoY) 3.5% 7.8% 4.3% 7.4% Dollar Utilization3 41.0% 40.3% 70 bps 40.4% 40.0% 40 bps ROIC 9.7% 10.5% (80) bps

Q2 2024Herc Holdings Inc. NYSE: HRI 15 Q2 2024 Financial Results Excluding Cinelease Studio Entertainment1 1. Results excluding the Cinelease studio entertainment business is referred to as "core" business. For a reconciliation to the most comparable GAAP financial measures, see the Appendix beginning on Slide 21 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies 3. Based on ARA guidelines Three Months Ended June 30, Six Months Ended June 30, $ in millions 2024 2023 2024 vs 2023 % Change 2024 2023 2024 vs 2023 % Change Core Equipment Rental Revenue $739 $686 7.7% $1,429 $1,321 8.2% Core Total Revenues $819 $784 4.5% $1,593 $1,504 5.9% Core Net Income $66 $83 (20.5)% $124 $156 (20.5)% Core Adjusted EBITDA $352 $352 —% $681 $658 3.5% Core Adjusted EBITDA Margin 43.0% 44.9% (190) bps 42.7% 43.8% (110) bps Core REBITDA2 $330 $322 2.5% $634 $600 5.7% Core REBITDA Margin2 44.2% 46.6% (240) bps 43.9% 45.0% (110) bps Core REBITDA YoY Flow-Through2 14.5% 53.2% (3870) bps 30.6% 50.2% (1960) bps Core Average Fleet3 (YoY) 8.2% 25.6% 9.7% 27.4% Core Dollar Utilization3 41.6% 41.7% (10) bps 40.9% 41.4% (50) bps Core ROIC 10.3% 11.3% (100) bps

Q2 2024Herc Holdings Inc. NYSE: HRI 16 Q2 24 YoY Results Bridge Excluding Cinelease Studio Entertainment1 Equipment Rental Revenue $686 $739 2023 Pricing OEC on Rent Mix Ancillary 2024 Adjusted EBITDA $352 $352 2023 Equipment Rental Revenue Gain on Sale of Rental Equipment DOE SG&A Other 2024 Adjusted EBITDA Margin drivers: • New acquisition, greenfield revenue at lower incremental margin offset slowdown in higher margin local-account growth • DOE impacted by increase in transportation charges for internal fleet redeployment and self insurance reserves • SG&A as a % of rental revenue YoY was positive contributor 1. For a reconciliation to the most comparable GAAP financial measures, see the Appendix beginning on Slide 21

Q2 2024Herc Holdings Inc. NYSE: HRI 17 Disciplined Capital Management 1. The AR Facility is excluded from current maturities of long-term debt as the Company has the intent and ability to consummate refinancing and extend the term of the agreement 2. Total liquidity includes cash and cash equivalents and the unused commitments under the ABL Credit Facility and AR Facility 3. For a definition and calculation, see the Appendix beginning on Slide 21 • No near-term maturities and ample liquidity2 of $2.1 billion provide financial flexibility • Issued $800 million aggregate principal amount of 6.625% senior unsecured notes on June 7; proceeds used to repay a portion of ABL borrowings • Free cash flow of $148 million for the six months ended June 30, 2024 • Net leverage3 of 2.6x, compared with 2.5x in December 2023 and within target range of 2.0x to 3.0x • Quarterly dividend of $0.665 per share paid on June 14, 2024 to shareholders of record as of May 31, 2024 Credit Ratings: Moody’s CFR Ba2 S&P BB/Stable Maturities As of June 30, 2024 $ in millions $1,200 $800 $1,502 $319 2024 2025 2026 2027 2028 2029 $71 Finance Leases 2024-2031 2027 Senior Unsecured Notes ABL Credit Facility AR Facility1 2029 Senior Unsecured Notes ABL Credit Facility

Q2 2024Herc Holdings Inc. NYSE: HRI 18 Continued Strength in Key End Markets 1. Source: ARA / IHS Global Insights as of May 2024 2. Source: IIR as of May 2024 3. Source: American Institute of Architects (AIA) as of June 2024 4. Source: Dodge Analytics U.S. as of June 2024 N.A. Equipment Rental Market1 $52 $56 $60 $55 $61 $69 $77 $85 $89 $92 $96 17 18 19 20 21 22 23 24E 25E 26E 27E $ in billions Industrial Spending2 $310 $317 $328 $309 $298 $315 $368 $372 $367 $365 $372 17 18 19 20 21 22 23 24E 25E 26E 27E $ in billions Non-Residential Starts4 $288 $298 $314 $260 $305 $444 $420 $449 $469 $494 $520 17 18 19 20 21 22 23 24E 25E 26E 27E $ in billions — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — Architecture Billings Index3 17 18 19 20 21 22 23 Jan-24 50 May 42.4

Reaffirming 2024 Guidance Excluding Cinelease

Metric	2023 Excluding Cinelease	2024 Full Year Guidance
Equipment Rental Revenue	$2,820 million	+7% to 10%
Adjusted EBITDA	$1,462 million	$1.55 billion to $1.60 billion
Net Rental Equipment Expenditures after Gross Capex	$995 million	$500 to $700 million after gross capex of $750 million to $1 billion

Key Assumptions Full-Year 2024 excluding Cinelease:

- Local market affected by prolonged higher interest rates; 2024 acquisitions and greenfields provide rental revenue offset
- Mega project revenue accelerates in 2H:24, as expected
- Pricing remains disciplined
- Beginning fleet of $6.0 billion at OEC
- Fleet efficiency a priority
- Adjusted EBITDA assumption includes 20-30% less OEC dispositions YoY
- Shift to higher-return used-equipment retail and wholesale channels
- REBITDA Flow Through rebounds in 2H:24 on operating leverage
- Tax rate ~25%

HercRentals® Herc Holdings Inc. NYSE: HRI
Q2 2024 | 19

Q2 2024Herc Holdings Inc. NYSE: HRI 20 Purpose, Vision, Mission and Values We equip our customers and communities to build a brighter future

Appendix

Q2 2024Herc Holdings Inc. NYSE: HRI 22 Glossary of Terms Commonly Use in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing equipment rental revenue (excluding re-rent, delivery, pick-up and other ancillary revenue) by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year-over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year-over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix.

Cinelease Studio Entertainment Assets Held for Sale

Cinelease is Herc's studio management and lighting and grip business

- Market preference for lighting and grip equipment to be part of studio ownership
- Owning studio real estate does not align with Herc strategy
- Lighting and grip equipment represents ~5% of OEC

Cinelease sale process underway



Cinelease assets held for sale

Herc Entertainment Services (HES) will continue to provide rentals to entertainment industry

Equipment Types

- aerial equipment,
- forklifts,
- carts,
- generators,
- climate solutions

Project Types

- in-studio TV & Film productions
- off-location TV & Film productions
- live entertainment venues



HES to continue to service market

HercRentals® Herc Holdings Inc. NYSE: HRI Q2 2024 23

Q2 2024Herc Holdings Inc. NYSE: HRI 24 Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and REBITDA—EBITDA represents the sum of net income, provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of transaction related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through—Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow- Through (the year-over-year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) are useful operating profitability ratios to management and investors. EBITDA, Adjusted EBITDA, REBITDA, Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through Excluding Studio Entertainment—On slides 26 and 27, each metric has been adjusted to exclude the studio entertainment business due to the intent to sell that business and provides the operating performance of the remaining business.

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through

	Three Months Ended June 30,		Six Months Ended June 30,	
$ in millions	2024	2023	2024	2023
Net income	**$70**	**$76**	**$135**	**$143**
Income tax provision	23	27	39	35
Interest expense, net	63	54	124	102
Depreciation of rental equipment	165	161	325	313
Non-rental depreciation and amortization	30	28	59	54
EBITDA	**351**	**346**	**682**	**647**
Non-cash stock-based compensation charges	4	5	9	9
Transaction related costs	3	1	6	3
Other	2	—	2	1
Adjusted EBITDA	**360**	**352**	**699**	**660**
Less: Gain (loss) on sales of rental equipment	20	27	43	52
Less: Gain (loss) on sales of new equipment, parts and supplies	4	3	7	6
Rental Adjusted EBITDA (REBITDA)	**$336**	**$322**	**$649**	**$602**
Total revenues	$848	$802	$1,652	$1,542
Less: Sales of rental equipment	65	83	134	154
Less: Sales of new equipment, parts and supplies	10	10	19	18
Equipment rental, service and other revenues	$773	$709	$1,499	$1,370
Total revenues	$848	$802	$1,652	$1,542
Adjusted EBITDA	$360	$352	$699	$660
Adjusted EBITDA Margin	**42.5 %**	**43.9 %**	**42.3 %**	**42.8 %**
Equipment rental, service and other revenues	$773	$709	$1,499	$1,370
REBITDA	$336	$322	$649	$602
REBITDA Margin	**43.5 %**	**45.4 %**	**43.3 %**	**43.9 %**
YOY Change in REBITDA	$14		$47	
YOY Change in Equipment rental, service and other revenues	$64		$129	
YOY REBITDA Flow-Through	**21.9 %**		**36.4 %**	

HercRentals® Herc Holdings Inc. NYSE: HRI
Q2 2024 | 25

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through, Excluding Studio Entertainment

	Three Months Ended June 30,					
	2024			2023		
$ in millions	Herc	Studio Entertainment	Herc, excl Studio	Herc	Studio Entertainment	Herc, excl Studio
Equipment rental revenue	$765	$26	$739	$702	$16	$686
Total revenues	848	29	819	802	18	784
Total expenses	755	21	734	699	27	672
Income (loss) before income taxes	93	8	85	103	(9)	112
Income tax (provision) benefit	(23)	(4)	(19)	(27)	2	(29)
Net income	**$70**	**$4**	**$66**	**$76**	**($7)**	**$83**
Income tax provision	23	4	19	27	(2)	29
Interest expense, net	63	—	63	54	—	54
Depreciation of rental equipment	165	—	165	161	8	153
Non-rental depreciation and amortization	30	—	30	28	1	27
EBITDA	**351**	**8**	**343**	**346**	**—**	**346**
Non-cash stock-based compensation charges	4	—	4	5	—	5
Transaction related costs	3	—	3	1	—	1
Other	2	—	2	—	—	—
Adjusted EBITDA	**360**	**8**	**352**	**352**	**—**	**352**
Less: Gain (loss) on sales of rental equipment	20	1	19	27	—	27
Less: Gain (loss) on sales of new equipment, parts and supplies	4	1	3	3	—	3
Rental Adjusted EBITDA (REBITDA)	**$336**	**$6**	**$330**	**$322**	**$—**	**$322**
Total revenues	$848	$29	$819	$802	$18	$784
Less: Sales of rental equipment	65	—	65	83	—	83
Less: Sales of new equipment, parts and supplies	10	2	8	10	—	10
Equipment rental, service and other revenues	**$773**	**$27**	**$746**	**$709**	**$18**	**$691**
Total revenues	$848	$29	$819	$802	$18	$784
Adjusted EBITDA	$360	$8	$352	$352	$—	$352
Adjusted EBITDA Margin	**42.5 %**	**27.6 %**	**43.0 %**	**43.9 %**	**— %**	**44.9 %**
Equipment rental, service and other revenues	$773	$27	$746	$709	$18	$691
REBITDA	$336	$6	$330	$322	$—	$322
REBITDA Margin	**43.5 %**	**22.2 %**	**44.2 %**	**45.4 %**	**— %**	**46.6 %**
YOY Change in REBITDA	$14	$6	$8	$47	($12)	$59
YOY Change in Equipment rental, service and other revenues	$64	$9	$55	$97	($14)	$111
YOY REBITDA Flow-Through	**21.9 %**	**66.7 %**	**14.5 %**	**48.5 %**	**85.7 %**	**53.2 %**

HercRentals® Herc Holdings Inc. NYSE: HRI
Q2 2024 26

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through, Excluding Studio Entertainment

	Six Months Ended June 30,					
	2024			2023		
$ in millions	Herc	Studio Entertainment	Herc, excl Studio	Herc	Studio Entertainment	Herc, excl Studio
Equipment rental revenue	$1,484	$55	$1,429	$1,356	$35	$1,321
Total revenues	1,652	59	1,593	1,542	38	1,504
Total expenses	1,478	42	1,436	1,364	55	1,309
Income (loss) before income taxes	174	17	157	178	(17)	195
Income tax (provision) benefit	(39)	(6)	(33)	(35)	4	(39)
Net income	**$135**	**$11**	**$124**	**$143**	**($13)**	**$156**
Income tax provision	39	6	33	35	(4)	39
Interest expense, net	124	—	124	102	—	102
Depreciation of rental equipment	325	—	325	313	16	297
Non-rental depreciation and amortization	59	—	59	54	2	52
EBITDA	**682**	**17**	**665**	**647**	**1**	**646**
Non-cash stock-based compensation charges	9	—	9	9	—	9
Transaction related costs	6	1	5	3	—	3
Other	2	—	2	1	1	—
Adjusted EBITDA	**699**	**18**	**681**	**660**	**2**	**658**
Less: Gain (loss) on sales of rental equipment	43	1	42	52	—	52
Less: Gain (loss) on sales of new equipment, parts and supplies	7	2	5	6	—	6
Rental Adjusted EBITDA (REBITDA)	**$649**	**$15**	**$634**	**$602**	**$2**	**$600**
Total revenues	$1,652	$59	$1,593	$1,542	$38	$1,504
Less: Sales of rental equipment	134	—	134	154	—	154
Less: Sales of new equipment, parts and supplies	19	3	16	18	—	18
Equipment rental, service and other revenues	**$1,499**	**$56**	**$1,443**	**$1,370**	**$38**	**$1,332**
Total revenues	$1,652	$59	$1,593	$1,542	$38	$1,504
Adjusted EBITDA	$699	$18	$681	$660	$2	$658
Adjusted EBITDA Margin	**42.3 %**	**30.5 %**	**42.7 %**	**42.8 %**	**5.3 %**	**43.8 %**
Equipment rental, service and other revenues	$1,499	$56	$1,443	$1,370	$38	$1,332
REBITDA	$649	$15	$634	$602	$2	$600
REBITDA Margin	**43.3 %**	**26.8 %**	**43.9 %**	**43.9 %**	**5.3 %**	**45.0 %**
YOY Change in REBITDA	$47	$13	$34	$102	($20)	$122
YOY Change in Equipment rental, service and other revenues	$129	$18	$111	$226	($17)	$243
YOY REBITDA Flow-Through	**36.4 %**	**72.2 %**	**30.6 %**	**45.1 %**	**117.6 %**	**50.2 %**

HercRentals® Herc Holdings Inc. NYSE: HRI
Q2 2024 27

Q2 2024Herc Holdings Inc. NYSE: HRI 28 REBITDA Margin and Flow-Through Quarterly Trend $ in millions Q1 2023 Q2 2023 Q3 2023 Q4 2023 FY 2023 Q1 2024 Q2 2024 Net income $67 $76 $113 $91 $347 $65 $70 Income tax provision 8 27 33 32 100 16 23 Interest expense, net 48 54 60 62 224 61 63 Depreciation of rental equipment 152 161 167 163 643 160 165 Non-rental depreciation and amortization 26 28 29 29 112 29 30 EBITDA 301 346 402 377 1,426 331 351 Non-cash stock-based compensation charges 4 5 6 3 18 5 4 Transaction related costs 2 1 2 3 8 3 3 Other 1 — — (1) — — 2 Adjusted EBITDA 308 352 410 382 1,452 339 360 Less: Gain (loss) on sales of rental equipment 25 27 25 17 94 23 20 Less: Gain (loss) on sales of new equipment, parts and supplies 3 3 4 3 13 3 4 Rental Adjusted EBITDA (REBITDA) $280 $322 $381 $362 $1,345 $313 $336 Total revenues $740 $802 $908 $831 $3,282 $804 $848 Less: Sales of rental equipment 71 83 124 68 346 69 65 Less: Sales of new equipment, parts and supplies 8 10 11 9 38 9 10 Equipment rental, service and other revenues $661 $709 $773 $754 $2,898 $726 $773 REBITDA Margin 42.4% 45.4% 49.3% 48.0% 46.4% 43.1% 43.5 % YOY REBITDA Flow-Through 42.6% 48.5% 76.3% 64.7% 53.0% 50.8% 21.9%

Q2 2024Herc Holdings Inc. NYSE: HRI 29 REBITDA Margin and Flow-Through Annual Trend $ in millions 2019 2020 2021 2022 2023 Net income $47 $74 $224 $330 $347 Income tax provision 16 20 67 104 100 Interest expense, net 174 93 86 122 224 Depreciation of rental equipment 410 403 420 536 643 Non-rental depreciation and amortization 62 63 68 95 112 EBITDA 709 653 865 1,187 1,426 Non-cash stock-based compensation charges 19 16 23 27 18 Restructuring 8 1 — — — Impairment 4 15 3 3 — Transaction related costs — — 4 7 8 Loss on disposal of business — 3 — — — Other 1 1 — 3 — Adjusted EBITDA 741 689 895 1,227 1,452 Less: Gain (loss) on sales of rental equipment (1) (5) 19 36 94 Less: Gain (loss) on sales of new equipment, parts and supplies 11 8 10 15 13 Rental Adjusted EBITDA (REBITDA) $731 $686 $866 $1,176 $1,345 Total revenues $1,999 $1,780 $2,073 $2,740 $3,282 Less: Sales of rental equipment 243 198 113 125 346 Less: Sales of new equipment, parts and supplies 44 28 31 36 38 Equipment rental, service and other revenues $1,712 $1,554 $1,929 $2,579 $2,898 REBITDA Margin 42.7% 44.2% 44.8% 45.7% 46.4 % YOY REBITDA Flow-Through 169.3% 27.9% 47.5% 48.1% 53.0%

Q2 2024Herc Holdings Inc. NYSE: HRI 30 Reconciliation of Net Income and Adjusted Earnings Per Diluted Share Three Months Ended June 30, Six Months Ended June 30, $ in millions 2024 2023 2024 2023 Net income $70 $76 $135 $143 Transaction related costs 3 1 6 3 Other(1) 2 — 2 1 Tax impact of adjustments(2) (1) — (2) (1) Adjusted net income $74 $77 $141 $146 Diluted common shares 28.5 28.6 28.4 29.0 Adjusted earnings per diluted share $2.60 $2.69 $4.96 $5.03 Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income, transaction related costs, restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, gain (loss) on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business. (1) Other consists of restructuring charges and spin-off costs. (2) The tax rate applied for adjustments is 25.5% in the three and six months ended June 30, 2024 and 25.7% in the three and six months ended June 30, 2023 and reflects the statutory rates in the applicable entities.

Q2 2024Herc Holdings Inc. NYSE: HRI 31 Calculation of Net Leverage Ratio $ in millions Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Long-Term Debt, Net $3,215 $3,493 $3,665 $3,673 $3,753 $3,864 (Plus) Current maturities of long-term debt 12 12 14 15 15 15 (Plus) Unamortized debt issuance costs 5 5 5 5 5 13 (Less) Cash and Cash Equivalents (40) (37) (71) (71) (63) (70) Net Debt 3,192 3,473 3,613 3,622 3,710 3,822 Trailing Twelve-Month Adjusted EBITDA 1,298 1,366 1,431 1,452 1,483 1,491 Net Leverage 2.5 x 2.5 x 2.5 x 2.5 x 2.5 x 2.6 x Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve- month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies.

Q2 2024Herc Holdings Inc. NYSE: HRI 32 Reconciliation of Free Cash Flow Six Months Ended June 30, Year Ended December 31, $ in millions 2024 2023 2023 2022 2021 Net cash provided by operating activities $558 $516 $1,086 $917 $743 Rental equipment expenditures (468) (703) (1,320) (1,168) (594) Proceeds from disposal of rental equipment 125 131 325 121 107 Net Fleet Capital Expenditures (343) (572) (995) (1,047) (487) Non-rental capital expenditures (71) (77) (156) (104) (47) Proceeds from disposal of property and equipment 4 6 15 7 5 Other — (15) (15) (23) — Free Cash Flow 148 (142) (65) (250) 214 Acquisitions, net of cash acquired (290) (272) (430) (515) (431) (Increase) decrease in Net Debt, excluding financing activities ($142) ($414) ($495) ($765) ($217) Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt, fund potential acquisitions and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non- discretionary expenditures.

Q2 2024Herc Holdings Inc. NYSE: HRI 33 Historical Fleet at OEC1 $ in millions FY 2019 FY 2020 FY 2021 FY 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 FY 2023 Q1 2024 Q2 2024 Beginning Balance $3,777 $3,822 $3,589 $4,381 $5,637 $5,915 $6,211 $6,217 $5,637 $6,328 $6,416 Expenditures 627 348 725 1,218 348 400 274 196 1,218 167 344 Disposals (593) (552) (281) (322) (144) (186) (309) (174) (813) (150) (139) Acquisitions — 28 346 395 77 88 55 83 303 76 100 Foreign Currency / Other 11 (57) 2 (35) (3) (6) (14) 6 (17) (5) (7) Ending Balance $3,822 $3,589 $4,381 $5,637 $5,915 $6,211 $6,217 $6,328 $6,328 $6,416 $6,714 Proceeds as a percent of OEC 40.9% 37.0% 41.8% 44.4% 51.5% 47.0% 39.4% 44.3% 44.2% 49.5% 47.9% 1. Original equipment cost based on ARA guidelines.

Q2 2024Herc Holdings Inc. NYSE: HRI 34 For additional information, please contact: Leslie Hunziker SVP Investor Relations, Communications & Sustainability leslie.hunziker@hercrentals.com 239-301-1675